SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported):  February 14, 2007


                                CANEUM, INC.
             (Exact Name of Registrant as Specified in Charter)


           NEVADA                     000-30874               33-0916900
(State or Other Jurisdiction         (Commission             (IRS Employer
     of Incorporation)               File Number)         Identification No.)


170 Newport Center Drive, Suite 210, Newport Beach, CA               92660
       (Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code:  (949) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications pursuant to Rule 425 under the Securities Act

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

Appointment of Vice-President of Finance and Accounting

     On February 14, 2007, Caneum, Inc. (the "Company") appointed Heather Jeanblanc as Vice-President of Finance and Accounting. The Company also entered into a full-time "at will"

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employment agreement with her effective January 26, 2007 (the "Employment
Agreement").  Pursuant to the terms of the Employment Agreement, Ms.
Ms. Jeanblanc will be responsible for overseeing the accounting department of the Company and working on various corporate financial reporting activities under the supervision or Gary Allhusen, the Company's COO who will continue to be the Company's principal accounting or financial officer. From October 25, 2006, through January 26, 2007, Ms. Jeanblanc preformed contract services for the Company similar to the services currently preformed by her.

     In addition to Ms. Jeanblanc's base salary, the Company's Compensation Committee approved the grant of 29,412 shares of common stock of the Company pursuant to the Stock Issuance Program of the Company's 2002 Stock Option/Stock Issuance Plan (the "Plan") as a signing bonus and ten year incentive stock options under the Plan to purchase up to 140,000 shares of common stock at $0.51 per share subject to the following vesting requirements: (i) 12/48ths on the first anniversary date of the Employment Agreement; and (ii) 1/48th and the end of each month thereafter. Pursuant to her Employment Agreement, the Compensation Committee also approved the grant of $5,000 in shares of common stock on July 31, 2007, as a guaranteed bonus pursuant to the Stock Issuance Program of the Plan and $5,000 in shares of common stock on January 31, 2008, also as a guaranteed bonus pursuant to the Stock Issuance Program of the Plan.

     From January 2000 through June 2001, Ms. Jeanblanc served as Director of Operations/Controller for Industria Solutions, Inc. in Mountain View, California. From June 2001 through June 2004 she served as Vice-President and CFO for Silver Oak Partners, Inc. of Boston, Massachusetts. From June 2004 through April 2005 she served as Chief Financial Officer for ZZyzx Peripherals Inc. in San Diego, California. Ms. Jeanblanc is a Certified Public Accountant and graduated with a Bachelor of Arts degree in Management from Saint Martin's College, Olympia, Washington, in 1992. Ms. Jeanblanc is 37 years old.

Resignation of Vice-President, Infrastructure Services

     Also, on February 20, 2007, the Company received the resignation of Andrew D. Miller as Vice-President, Infrastructure Services effective the close of business on February 23, 2007.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Caneum, Inc.

Date:  February 21, 2007                By /s/ Suki Mudan
                                           Suki Mudan, President


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